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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form SB-2 of our report dated January 30, 1998, relating to the financial statements of Electronic Transmission Corporation for the years ended December 31, 1996 and 1997, and the reference of our firm under the captions "EXPERTS" in the Prospectus.


/s/ Simonton, Kutac & Barnidge, L.L.P.
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Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

July 2, 1998